Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE,

COMMERCIALIZATION AND SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE, COMMERCIALIZATION AND SUPPLY AGREEMENT (this “Amendment”), dated as of January 9, 2009 (the “Amendment Effective Date”), is entered into by and among Indevus Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 33 Hayden Avenue, Lexington, MA 02421 (“Indevus”), and Allergan USA, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 2525 Dupont Drive, Irvine, CA 92612 (f/k/a Esprit Pharma, Inc.) (“Allergan”). Indevus and Allergan are collectively referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, the Parties entered into that certain Amended and Restated License, Commercialization and Supply Agreement, dated as of September 18, 2007 (as in effect as of the Amendment Effective Date, the “Agreement”); and

WHEREAS, the Parties mutually desire to extend the Copromotion Period and to otherwise amend the Agreement to set forth certain terms and conditions applicable to the extension of the Copromotion Period.

NOW, THEREFORE, in consideration of the foregoing statements and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions and References. Except as set forth herein, capitalized terms not otherwise defined or amended in this Amendment shall have the meaning ascribed to them in the Agreement. References to Articles or Sections are to the same with all their subparts as they appear in the Agreement. References to Paragraphs are to the numbered paragraphs with all their subparts as they appear in this Amendment.

2. Amendments to the Agreement. Effective as of the Amendment Effective Date, the Agreement shall be amended as set forth in this Paragraph 2:

(a) Section 1.20 shall be amended and restated in its entirety to read as follows:

“1.20 Copromotion Period” means the period commencing on the Effective Date and expiring on (a) September 30, 2009, or (b) the last day of any applicable Cure Period in which Indevus completes its Detail Obligations in accordance with Section 5.5(b)(ii) after September 30, 2009.”

(b) Section 5.5 (b) shall be amended to add the following subsection (iii) after subsection (ii) thereof:

“(iii) The number of Quarterly Indevus Details, all of which shall be Secondary Position Details, to be delivered to the Indevus Target Prescribers during the Calendar Quarters ending June 30, 2009 and September 30, 2009 shall be twenty-three thousand four hundred thirty-seven (23,437) per Calendar Quarter.”

(c) Section 6.3 shall be amended to (i) change the current subsection (c) thereof to subsection (d); and (ii) insert the following new subsection (c) thereof:

“(c) Allergan shall pay to Indevus, as a sales force reimbursement for the Indevus Sales Force, an amount equal to (i) US$1,150,000 (one million one hundred fifty thousand dollars) for each Calendar Quarter from April 1, 2009 through September 30, 2009.

The sales force reimbursement amounts set forth in (a), (b) and (c), above (the “Sales Force Reimbursement”) shall be payable in accordance with Section 6.4(a).”

3. Other.

(a) Effect of Amendment. From and after the Amendment Effective Date, all references to the Agreement shall mean the Agreement as amended by this Amendment. Except as expressly amended by this Amendment, all of the provisions of the Agreement shall remain in full force and effect.

(b) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Amendment transmitted by fax, by email in “portable document format” (“.pdf”) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Amendment shall have the same effect as physical delivery of the paper document bearing original signature.

(c) Severability. In the event that any of the provisions contained in this Amendment are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provisions(s) adversely affects the substantive rights of the Parties. In such event, the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Amendment or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Amendment are to be effectuated.

(d) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Amendment are not performed in all material respects or otherwise are breached. Accordingly, and notwithstanding anything herein to the contrary, each of the Parties agree that the other party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and/or to enforce specifically this Amendment and the terms and provisions hereof, in any action instituted in any court or tribunal having jurisdiction over the Parties and the matter, without posting any bond or other security, and that such injunctive relief shall be in addition to any other remedies to which such Party may be entitled, at law or in equity.

(e) Waiver. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said Party whether of a similar nature or otherwise.

(f) Applicable Law and Venue. This Amendment shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Amendment shall be heard and determined in any New York State or federal court sitting in the City of New York, County of Manhattan, and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding. The United Nations Convention on Contracts for the International Sale of Goods shall not apply in any action, suit or proceeding arising out of or relating to this Amendment.

(g) Entire Amendment. This Amendment contains the entire understanding of the Parties with respect to the subject matter of this Amendment. All express or implied agreements and understandings, either oral or written, made on or before the Amendment Effective Date, including any offering letters or term sheets, are expressly superseded by this Amendment. This Amendment may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties.

(h) Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission (and promptly confirmed by personal delivery, registered or certified mail or overnight courier) or by registered or certified mail, return receipt requested, postage prepaid, or sent by internationally-recognized overnight courier, in each case to the respective address specified below, or such other address as may be specified in writing to the other party hereto:

if to Indevus to:

Indevus Pharmaceuticals, Inc.

33 Hayden Avenue

Lexington, MA 02421

Attention: General Counsel

Fax No.: 781-861-0253

if to Allergan to:

Allergan, Inc.

2525 Dupont Drive

Irvine, CA 92612

Attention: General Counsel

Fax No.: 714-246-4774

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

Indevus Pharmaceuticals, Inc.

By:	/s/ Mark S. Butler
Name:	Mark S. Butler
Title:	Executive Vice President, Chief AdministrativeOfficer and General Counsel

Allergan USA, Inc.

By:	/s/ David Lawrence
Name:	David Lawrence
Title:	Vice President

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